EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                           [INTERLAND LOGO]




    INTERLAND, INC. REPORTS THIRD QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS
                          DELIVERS RECORD NEW WEBSITES


ATLANTA (JULY 6, 2005) - Interland, Inc. (Nasdaq:INLD), a leading provider of online sales and marketing services for small and medium-sized businesses, today announced its financial results for its third fiscal quarter of 2005 ended on May 31, 2005.

The company reported revenues for the quarter of $22.3 million and a net loss of $6.2 million, or $0.39 per share. EBITDA from continuing operations(1) for the third quarter was a negative $519,000. As of May 31, 2005, Interland's cash and investment position, which includes cash and equivalents of $24.0 million and restricted investments of $9.8million, was $33.8 million, compared to $33.4 million at the beginning of the quarter.

Interland's president and chief operating officer, Allen Shulman, stated, "This quarter, orders for new websites and marketing packages through our indirect distribution channels increased dramatically, exceeding all forecasts. We delivered over 2,200 websites to new customers, and we expect to continue at that level. Our strategy--offering in one package online marketing services that drive consumers to effective websites that produce sales--clearly resonates with small businesses and those enterprises which serve them. This quarter we made significant investments in marketing, technology, and development to further enhance our offerings to both our current distribution partners and to new partners whose business we are trying to earn."

Gonzalo Troncoso, Interland's chief financial officer added, "The success we had this quarter in designing and delivering 2,200 website packages required us to spend $856,000 in web design labor costs; additionally, we increased our marketing  and  business  development  investments  by  $589,000  to advance the
Company's strategy of marketing online solution products through major distribution partners."

"The third quarter results also include unusual events such as the sale of the Hostcentric shared accounts and the adjustment of restructuring reserves relating to abandoned facilities and terminated bandwidth contracts, resulting in a net positive effect of $249,000 on EBITDA," said, Troncoso.

________________________________

(1) EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

CHANNEL GROWTH

Joel Kocher, Interland's chairman and chief executive officer stated, "I am pleased with the progress of our core strategy in delivering online marketing solutions through channel partners. Total MRC from DEX, our largest indirect channel partner, grew by 134% for the three months of this fiscal third quarter. Our measured rollout of this growth strategy is going according to plan and results are exceeding expectations. We are also exploring agreements with other partners and have other opportunities on the horizon that we hope to announce in the future."

CONFERENCE CALL

Interland will conduct a conference call Thursday, July 7, 2005, at 8:00 a.m. EDT, accessible by calling 312-461-9409, no passcode necessary. A replay of the conference call will also be available at 402-220-2306, passcode: 7214263. A live webcast via the Internet will be available at www.interland.com, under the Investor Relations section. A replay of the webcast will also be available at the Web site. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).


ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is a leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online sales and marketing services, including standardized Web hosting, e-commerce, application hosting, and Web site development, e-marketing and optimization tools. For more information about Interland, please visit www.interland.com.


FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our progress toward revenue growth and the pace of new orders; our ability to reduce expenses; our ability to add additional distribution partners; our expectation about the amount of our operating loss and EBITDA in fiscal year 2005;our expectations about churn; our forecast of capital expenditures in the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, our growing dependence on our reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

INVESTOR CONTACT:
Derick Rhoton
404-260-2528
drhoton@interland.com

MEDIA CONTACT:
Mike Neumeier
404-260-2649
mneumeier@interland.com

                                       ###

INTERLAND, INC.
CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
                                                             FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                            -----------------------------    ------------------------------
                                                              MAY 31,          MAY 31,         MAY 31,          MAY 31,
                                                                2005            2004             2005             2004
                                                            -------------    ------------    -------------    -------------

Revenues                                                      $   22,307      $   25,686       $   67,991       $   78,402

Operating costs and expenses:
  Network operating costs, exclusive of depreciation
    shown below                                                    6,272           7,423           17,261           21,587
  Sales and marketing, exclusive of depreciation shown
    below                                                          5,687           4,960           14,035           16,701
  Technical support, exclusive of depreciation shown below         3,005           4,519           10,472           13,965
  General and administrative, exclusive of depreciation
    shown below                                                    7,672           7,704           22,509           23,681
  Bad debt expense                                                   535             874            1,440            2,940
  Depreciation and amortization                                    5,686           7,331           16,870           23,755
  Restructuring costs                                              1,666             758            1,666              758
  Goodwill impairment                                                  -          66,587                -           66,587
  Asset impairment                                                     -           7,009                -            7,009
   Gain on sale of accounts                                       (1,915)              -           (1,915)               -
  Other expense (income), net                                        (96)           (110)             (37)            (184)
                                                            -------------    ------------    -------------    -------------
  Total operating costs and expenses                              28,512         107,055           82,301          176,799
                                                            -------------    ------------    -------------    -------------
Operating loss                                                    (6,205)        (81,369)         (14,310)         (98,397)
Interest income (expense), net                                       131             124              255             (180)
                                                            ------------- -- ------------ -- -------------    -------------
Loss from continuing operations before income taxes               (6,074)        (81,245)         (14,055)         (98,577)
Income tax benefit (expense)                                           -               -                -                -
                                                            -------------    ------------    -------------    -------------
Net loss from continuing operations                               (6,074)        (81,245)         (14,055)         (98,577)
Gain/(loss) from discontinued operations, net of tax                (173)           (481)             340           (1,802)
                                                            -------------    ------------    -------------    -------------
Net loss                                                      $   (6,247)     $  (81,726)      $  (13,715)      $ (100,379)
                                                            =============    ============    =============    =============

Net gain/(loss) per share, basic and diluted:

  Continuing operations                                       $    (0.38)     $    (5.07)      $    (0.88)      $    (6.11)


  Discontinued operations                                          (0.01)          (0.03)            0.02            (0.11)
                                                            -------------    ------------    -------------    -------------
                                                              $    (0.39)     $    (5.10)      $    (0.86)      $    (6.22)
                                                            =============    ============    =============    =============

Number of shares used in per share calculation:
     Basic and diluted                                            16,032          16,019           16,024           16,131

INTERLAND, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
                                                                  AS OF
                                                    ----------------------------------
                                                        MAY 31,           AUGUST 31,
                                                         2005               2004
                                                    ---------------    ---------------
Assets
   Current assets
     Cash and cash equivalents                        $   23,967         $   15,203
     Auction rate securities                                   -             12,525
     Trade receivables                                     2,523              2,431
     Other receivables                                       420                553
     Other current assets                                  2,734              3,479
     Restricted investments                                  258                283
                                                    ---------------    ---------------
   Total current assets                                   29,902             34,474

     Restricted investments                                9,524             10,609
     Securities, held-to-maturity                             50                  -
     Property plant and equipment, net                    19,887             24,508
     Intangibles, net                                      5,811             12,077
     Other assets                                          3,184              3,244
                                                    ---------------    ---------------
Total assets                                          $   68,358         $   84,912
                                                    ===============    ===============

Liabilities and shareholders' equity
   Current liabilities
     Accounts payable                                 $    3,369         $    2,517
     Accrued expenses                                     12,660             12,105
     Accrued restructuring charges                         4,118              4,393
     Current portion of long-term debt
       and capital lease obligations                         847              2,271
     Deferred revenue                                      6,847              7,777
                                                    ---------------    ---------------
   Total current liabilities                              27,841             29,063

     Long-term debt and capital lease obligations          2,751              3,473
     Deferred revenue, long-term                             227                268
     Other liabilities                                     1,993              3,209
                                                    ---------------    ---------------
Total liabilities                                         32,812             36,013
                                                    ---------------    ---------------

Commitments and contingencies                                  -                  -

Shareholders' equity
     Common stock, $.01 par value,
        authorized 21 million shares,
        issued and outstanding 16.2 and
        16.1 million shares, respectively             $      162         $      161
     Additional capital                                  322,450            321,091
     Warrants                                              3,284              4,603
     Deferred compensation                                     -               (320)
     Note receivable from shareholder                       (735)              (735)
     Accumulated deficit                                (289,615)          (275,901)
                                                    ---------------    ---------------
Total shareholders' equity                                35,546             48,899

                                                    ---------------    ---------------
Total liabilities and shareholders' equity            $   68,358         $   84,912
                                                    ===============    ===============


        The accompanying notes are an integral part of these consolidated financial statements.

EBITDA is defined as net income (loss) less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of the Company's financial statements who wish to evaluate the Company's ability to generate future cash flows.

The  following   table  reflects  the  calculation  of  EBITDA  from  continuing operations and a reconciliation to net cash provided by (used in) operating activities:

                                                           FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                           ------------------------------- -----------------------------
                                                               MAY 31,         MAY 31,         MAY 31,        MAY 31,
                                                                2005            2004            2005           2004
                                                           ------------------------------- -----------------------------
                                                                  in thousands                    in thousands

Net loss                                                     $   (6,247)     $  (81,726)    $  (13,715)    $ (100,379)

        Depreciation and amortization                             5,686           7,331         16,870         23,755
        Interest expense (income)                                  (131)           (124)          (255)           180
        Discontinued operations                                     173             481           (340)         1,802
                                                           --------------   -------------- -------------- --------------
EBITDA                                                       $     (519)     $  (74,038)    $    2,560     $  (74,642)
                                                           ==============   ============== ============== ==============

        Interest income / (expense)                                 131             124            255           (180)
        Bad debt expense                                            535             874          1,440          2,940
        Gain on the sale of accounts                             (1,915)              -         (1,915)             -
        Gain on the sale of other assets                            (96)            (81)           (37)          (152)
        Goodwill and asset impairment                                 -          73,596              -         73,596
        Restructuring charges                                     1,666               -          1,666              -
        Other non-cash adjustments                                    -             173            320            721
        Changes in assets and liabilities:
           Receivables, net                                         149            (572)        (1,385)        (1,803)
           Other current assets                                     647             521            805          1,061
           Accounts payable, accrued expenses, and
             deferred revenue                                     3,072            (182)        (1,293)        (8,061)
                                                           --------------   -------------- -------------- --------------
Net cash provided by (used in) operating activities          $    3,670      $      415     $    2,416     $   (6,520)
                                                           ==============   ============== ============== ==============